Exhibit 3.245

State of Delaware Secretary of State Division of Corporations Delivered 11:00 AM 11/24/2010 FILED 11:00 AM 11/24/2010 SRV 101120522 - 4903085 FILE

State of Delaware

Limited Liability Company

Certificate of Formation

Of

UCP MEADOWOOD 3, LLC

First: The name of the limited liability company is UCP Meadowood 3, LLC.

Second: The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400 in the City of Wilmington, zip code 19808. The name of the Registered Agent at such address is Corporation Service Company.

In Witness Whereof, the undersigned has executed this Certificate of Formation this 24th day of November, 2010.

/s/ James F. Mosier
James F. Mosier, Secretary

File # 4903085	State of Delaware Secretary of State Division of Corporations Delivered 01:50 PM 11/29/2010 FILED 01:50 PM 11/29/2010 SRV 101126143 - 4903085 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company: UCP Meadowood 3, LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

First: The name of the limited liability company is UCP Meadowood III, LLC.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 29th day of November, A.D. 2010.

By:	/s/ James F. Mosier
Authorized Person(s) Secretary

Name:	James F. Mosier
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